EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended September 25, 2015

Current Month				Rolling Performance*				Rolling Risk Metrics* (October 2010 – September 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.1%	1.8%	-9.2%	-3.6%	-4.3%	-4.2%	0.5%	-4.2%	10.1%	-28.6%	-0.4	-0.5
B**	0.1%	1.7%	-9.7%	-4.2%	-4.8%	-4.8%	-0.1%	-4.8%	10.1%	-29.9%	-0.4	-0.6
Legacy 1***	0.1%	2.0%	-7.8%	-1.7%	-2.3%	-2.1%	N/A	-2.1%	10.0%	-23.7%	-0.2	-0.3
Legacy 2***	0.1%	1.9%	-7.9%	-1.9%	-2.4%	-2.4%	N/A	-2.4%	10.0%	-24.4%	-0.2	-0.3
Global 1***	0.1%	2.0%	-7.7%	-1.2%	-1.8%	-2.1%	N/A	-2.1%	9.7%	-21.9%	-0.2	-0.3
Global 2***	0.1%	1.9%	-7.8%	-1.4%	-2.0%	-2.3%	N/A	-2.3%	9.7%	-22.4%	-0.2	-0.3
Global 3***	0.1%	1.8%	-9.0%	-3.0%	-3.6%	-3.9%	N/A	-3.9%	9.7%	-26.2%	-0.4	-0.5

S&P 500 Total Return Index****	-1.4%	-1.9%	-4.8%	-0.1%	12.6%	13.5%	6.9%	13.5%	11.5%	-16.3%	1.2	2.0
Barclays Capital U.S. Long Gov Index****	-0.3%	0.1%	-1.2%	7.1%	2.3%	5.9%	6.8%	5.9%	11.6%	-15.5%	0.5	0.9
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	31%					31%
Energy	13%	Short	Crude Oil	3.3%	Short	13%	Short	Crude Oil	3.4%	Short
			Natural Gas	3.1%	Short			Natural Gas	3.0%	Short
Grains/Foods	11%	Short	Cotton	1.5%	Short	11%	Short	Live Cattle	1.5%	Short
			Live Cattle	1.5%	Short			Cotton	1.5%	Short
Metals	7%	Short	Copper	1.2%	Short	7%	Short	Gold	1.2%	Short
			Gold	1.2%	Short			Copper	1.2%	Short
FINANCIALS	69%					69%
Currencies	19%	Long $	Canadian Dollar	1.9%	Short	19%	Long $	Canadian Dollar	2.0%	Short
			British Pound	1.8%	Long			Japanese Yen	2.0%	Short
Equities	11%	Short	S&P 500	1.1%	Short	11%	Short	S&P 500	1.0%	Short
			Russell 2000	0.9%	Short			Nikkei 225	0.9%	Long
Fixed Income	39%	Long	U.S. 10-Year Treasury Notes	5.9%	Long	39%	Long	U.S. 10-Year Treasury Notes	6.0%	Long
			Bunds	4.6%	Long			Bunds	4.6%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets finished higher due to a decline in the number of active U.S. drilling rigs and on optimism about global demand included in upbeat comments by Federal Reserve officials.  Natural gas markets declined to a five-month low after the U.S. Energy Information Administration reported an increase in supplies.

Grains/Foods
Wheat markets finished sharply higher as concerns regarding poor weather in Europe and Australia fostered supply concerns.  Soybean markets also rallied, driven higher by speculation for increased demand from China.  Sugar and coffee markets both rose in excess of 7% as heavy rainfall in key farming regions impeded production.

Metals
Base metals markets fell because of a decline in manufacturing activity.  Gold markets finished modestly higher due to increased demand for safe-haven assets fostered by declines in the global equity markets.

Currencies
The U.S. dollar strengthened on speculation the U.S. Federal Reserve will raise interest rates sooner than its European and Asian counterparts.  The British pound fell after weak manufacturing data reinforced views economic growth in the U.K. is slowing.  The euro also declined, under pressure from speculation the European Central Bank may need to expand its recent economic stimulus initiatives to maintain regional growth.

Equities
U.S. equity markets fell nearly 2% due to uncertainty surrounding upcoming changes in U.S. monetary policy and on concerns regarding weak global economic growth.  Germany’s Dax index fell as reaction to Volkswagen emissions-cheating scandal weighed heavily on the nation’s auto manufacturers.   In Japan, the Nikkei 225 index also fell, driven lower by weaker-than-expected industrial production data and short-term strength in the yen.

Fixed Income	Domestic fixed-income markets finished a volatile week lower after Janet Yellen stated she expected an interest rate hike in 2015.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.